Exhibit 10.2

CRYOLIFE, INC.
2008 NON-EMPLOYEE DIRECTORS OMNIBUS STOCK PLAN
ARTICLE 1
General

This 2008 Non-Employee Directors Omnibus Stock Plan (the “Plan”) is established to attract, retain and compensate for service as members of the Board of Directors highly qualified individuals who are not current employees of CryoLife, Inc (the “Corporation”) and to enable them to increase their ownership in the Corporation’s common stock.  The Plan provides for the grant of Stock Options, Restricted Stock and Restricted Stock Units (all as defined herein, and collectively, “Awards”).  Awards may be made pursuant to written agreements at the discretion of the Board.

Section 1.1     Eligibility. All members of the Corporation’s Board of Directors who are not current employees of the Corporation or any of its subsidiaries (“Non-Employee Directors”) are eligible to participate in this Plan.

               Section 1.2     Shares Available.

 (a) Number of Shares Available. There are reserved for issuance under this Plan 300,000 shares of the Corporation’s Common Stock, $0.01 par value (“Common Stock”), which may be authorized but unissued shares, treasury shares, or shares purchased on the open market or privately. For purposes of applying the limitation in the preceding sentence and subject to the adjustment and replenishment provisions included in Sections 1.2(b) and (c) below:

(i)  the maximum number of shares of Common Stock that may be issued pursuant to Stock Options shall be 300,000; and

               (ii)  the maximum number of shares of Common Stock that may be issued pursuant to Restricted Stock Awards and Restricted Stock Unit Awards shall be 300,000.

                (b) Recapitalization Adjustment. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Corporation, adjustments in the number and kind of shares authorized by this Plan, in the number and kind of shares that may or are required to be issued hereunder pursuant to any type of award hereunder (including without limitation the maximum numbers set forth in Section 1.2(a) above), in the number and kind of shares covered by outstanding Stock Options under this Plan and in the Stock Option price thereof, and in the number and kind of shares subject to outstanding Restricted Stock Awards and/or Restricted Stock Unit Awards shall automatically be made if, and in the same manner as, similar adjustments are made to awards issued under the Corporation’s incentive plans for management of the Corporation then in effect.

                (c)  Replenishment. To the extent any shares of Common Stock covered by a Stock Option,  Restricted Stock Award or Restricted Stock Unit Award are forfeited by or are not delivered to a Non-Employee Director or his or her beneficiary because the Stock Option, Restricted Stock or Restricted Stock Unit is forfeited or canceled, or the shares of Common Stock are not delivered because they are used to satisfy any applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery with respect to the respective type of award and with respect to all grants under the Plan.

ARTICLE 2
Stock Option Awards

                Section 2.1     Stock Options. Awards may be made under this Plan of options to purchase Common Stock (“Stock Options”). No Stock Options granted pursuant to this Plan may be “Incentive Stock Options” under Section 422 of the Internal Revenue Code of 1986, as amended. The grant of a Stock Option entitles the recipient to purchase shares of Common Stock at an exercise price established by the Board of Directors.

                Section 2.2     Exercise Price. The exercise price of each Stock Option granted under this Article 2 shall be established by the Board of Directors or shall be determined by a method established by the Board of Directors at the time the Stock Option is granted. The exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the Stock Option. For purposes of determining the “Fair Market Value” of a share of Common Stock as of any date, the “Fair Market Value” as of that date shall be the last closing price of the Common Stock on the first business day preceding that date on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on any other exchange or quotation system on which the Common Stock is listed or quoted. No Stock Option may be “repriced,” as such term is used in rules established by the New York Stock Exchange.

Section 2.3   Exercise. Subject to the provisions of this Plan, a Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Board of Directors; provided, however, that no Stock Option may be exercised more than seven years after its grant date and no Stock Option granted hereunder may vest in excess of 1/3 of the number of shares subject to the Stock Option per year for the first three years after the grant date.

Section 2.4     Payment of Option Exercise Price. The payment of the exercise price of a Stock Option granted under this Article 2 shall be subject to the following:

                       (a)   Subject to the following provisions of this subsection 2.4, the full exercise price for shares of Common Stock purchased upon the exercise of any Stock Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Board of Directors and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b)   The exercise price shall be payable in cash or by tendering shares of Common Stock acceptable to the Board of Directors and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Board of Directors.

(c)   Subject to compliance with applicable law, the Board of Directors may permit a Stock Option recipient to elect to pay the exercise price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Corporation a sufficient portion of the sale proceeds to pay the entire exercise price resulting from such exercise.

Section 2.5     Settlement of Award. Shares of Common Stock delivered pursuant to the exercise of a Stock Option shall be subject to such conditions, restrictions and contingencies as the Board of Directors may establish in any applicable Option grant agreement. The Board of Directors, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Common Stock acquired pursuant to the exercise of a Stock Option as the Board of Directors determines to be desirable.

Section 2.6     Nontransferability of Stock Options. Except as set forth below, no Stock Option granted under this Plan is transferable other than by will or the laws of descent and distribution. Except as set forth below, during the grantee’s lifetime, a Stock Option may be exercised only by the grantee or the grantee’s guardian or legal representative.  Notwithstanding the foregoing, however, the grantee may transfer the Stock Option for no consideration to or for the benefit of the grantee’s Immediate Family, defined below (including, without limitation, to a trust for the benefit of the grantee’s Immediate Family or to a partnership or limited liability company for one or more members of the grantee’s Immediate Family or to an IRA for the benefit of one or more members of his Immediate Family), subject to such limits as the Board may establish, and the transferee shall remain subject to all the terms and conditions applicable to such Stock Option prior to such transfer. The foregoing right to transfer the Stock Option shall apply to the right to consent to amendments to the grant agreement and shall also apply to the right to transfer ancillary rights associated with the Stock Option. The term “Immediate Family” shall mean the grantee’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the grantee).

ARTICLE 3
Restricted Stock and Restricted Stock Units

Section 3.1     Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Board of Directors, at any time and from time to time, may grant shares of Restricted Stock and/or Restricted Stock Units, as such terms are defined below, to participants in such amounts and upon such terms and conditions as the Board shall determine; provided, however, that no grant of Restricted Stock or of any Restricted Stock Unit shall in any event vest sooner than one year following the date of grant. “Restricted Stock” means an award of Common Stock subject to forfeiture based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Board in its discretion, granted subject to the terms of this Plan. “Restricted Stock Unit” means an award denominated in units whose value is derived from Common Stock and which is subject to forfeiture based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Board in its discretion, granted subject to the terms of this Plan.

Section 3.2      Other Restrictions.

                (a)  The Board shall impose, in an Award Agreement at the time of grant or any time thereafter, such other conditions and/or restrictions on any shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that participants pay a stipulated purchase price for each share of Restricted Stock or each Restricted Stock Unit, that specific performance goals be obtained, the imposition of time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares are listed or traded, or holding requirements or sale restrictions placed on the shares by the Corporation upon vesting of such Restricted Stock or Restricted Stock Units. Except as otherwise provided in this Article 3 or the applicable award agreement, shares of Restricted Stock shall become freely transferable by the participant, subject to compliance with applicable laws, after all conditions and restrictions applicable to such shares have been satisfied or lapse.

                (b)  Common Stock subject to a Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date it is vested, and except as otherwise specified by the Board, Restricted Stock Units may not be transferred.

(c)  Each certificate, if any, issued in respect of Common Stock pursuant to a Restricted Stock Award shall be registered in the name of the Non-Employee Director and deposited with the Corporation until such time as all restrictions have lapsed.

Section 3.3      Certificate Legend. If certificated stock is issued, in addition to any other legends placed on the certificates, each certificate representing shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the CryoLife, Inc. 2008 Non-Employee Directors Omnibus Stock Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from CryoLife.”

Section 3.4     Voting Rights. Except as otherwise determined by the Board or required by law, participants in whose names shares of Restricted Stock granted hereunder shall be issued, shall be granted the right to exercise full voting rights with respect to those shares during the period of restriction. A participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

Section 3.5     Dividends and Other Distributions. During the period of restriction, participants holding shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Board so determines or as otherwise required by law, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Board in its sole discretion. The Board may apply any restrictions to the dividends or dividend equivalents that the Board deems appropriate. The Board, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, unrestricted Common Stock, Restricted Stock, or Restricted Stock Units.

Section 3.6    Payment in Consideration of Restricted Stock Units. When and if Restricted Stock Units become payable, a participant having received the grant of such units shall be entitled to receive payment from the Corporation in cash, shares of Common Stock of equivalent value (based on the Fair Market Value thereof), in some combination thereof, or in any other form determined by the Board in its sole discretion. The Board’s determination regarding the form of payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the Restricted Stock Unit.

ARTICLE 4
Miscellaneous

Section 4.1     Cessation of Service. Except as set forth below and unless otherwise determined by the Board, upon cessation of service as a Non-Employee Director (for reasons other than death), all Stock Options, whether or not exercisable at the date of cessation of service, Restricted Stock and Restricted Stock Units shall be forfeited by the grantee; provided, however, that, unless otherwise determined by the Board, if any Non-Employee Director serves out his/her term but does not stand for re-election at the end thereof,or otherwise retires in good standing, as determined by the Board in its sole discretion, such grantee’s Options, Restricted Stock and Restricted Stock Units shall remain in effect, vest, become exercisable and expire as if the grantee had remained a Non-Employee Director of the Corporation.

Section 4.2     Death. Upon the death of a Non-Employee Director, all unvested Stock Options held by him or her will vest immediately and may be exercised by his or her estate, or by the person to whom such right devolves from the Non-Employee Director by reason of his or her death, at any time within three years after the date of the Non-Employee Director’s death, but in no event later than the original termination date of the Stock Option. In no event may a Stock Option be exercised after three years following the holder’s death. In addition, all Restricted Stock and Restricted Stock Units shall vest upon the Non-Employee Director’s death.

Section 4.3     Administration. This Plan shall be administered by the Board of Directors of the Corporation. This Plan may be terminated by the Board of Directors as they deem advisable. The Board may delegate its authority hereunder to the Non-Employee Directors, or to any two or more thereof.

Section 4.4     Amendments.  This Plan may be amended by the Board of Directors at any time, except that the following actions may not be taken without stockholder approval:

(i) any increase in the number of shares that may be issued under this Plan (except by certain adjustments provided for under this Plan);

(ii)  any change in the requirements of Section 2.2 regarding the exercise price of Stock Options; or

(iii) any repricing or cancellation and regrant of any Stock Option or, if applicable, other Award at a lower exercise, base or purchase price, whether in the form of an amendment, cancellation or replacement grant, or a cash-out of underwater options or any action that provides for Awards that contain a so-called “reload” feature under which additional Stock Options or other Awards are granted automatically to the grantee upon exercise of the original Stock Option or other Award;

(iv) any other amendment to this Plan that would require approval of the Corporation’s stockholders under applicable law, regulation or rule or stock exchange listing requirement.

No amendment may revoke or alter in a manner unfavorable to the grantees any Stock Options, Restricted Stock or Restricted Stock Units then outstanding.

Section 4.5     Term.  No Stock Option, Restricted Stock or Restricted Stock Unit may be issued under this Plan after May 1, 2013, but Stock Options granted prior to that date shall continue to become exercisable and may be exercised according to their terms. Restricted Stock and Restricted Stock Units granted prior to May 1, 2013 shall continue to vest in accordance with their terms and dividend equivalents awarded prior to May 1, 2013 may be paid in accordance with the terms thereof.

Section 4.6 Uncertificated Stock. Nothing contained in the Plan shall prohibit the issuance of Stock on an uncertificated basis, to the extent allowed by the Corporation’s Certificate of Incorporation and Bylaws, by applicable law and by the applicable rules of any stock exchange.

Section 4.7     No Other Rights.  Except as provided in this Plan, no Non-Employee Director shall have any claim or right to be granted or issued a Stock Option, Restricted Stock Award or Restricted Stock Unit Award under this Plan. Neither this Plan nor any actions hereunder shall be construed as giving any Director any right to be retained in the service of the Corporation.

Section 4.8     Prior Plan.  This Plan supersedes the Corporation’s 2004 Non-Employee Directors Stock Option Plan (the “2004 Directors Plan”), which was terminated on May 2, 2007. Options granted under the 2004 Directors Plan shall continue to be subject to the provisions thereof and shall continue to become exercisable and may be exercised according to their terms.